Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 15, 2023, with respect to the consolidated financial statements of Star Fashion Culture Holdings Limited, as of and for the years ended June 30, 2023 and 2022 in this Registration Statement on Form F-1 and the related Prospectus of Star Fashion Culture Holdings Limited filed with the Securities and Exchange Commission.

Enrome LLP

Singapore

August 13, 2024

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